Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “First Amendment”) is made effective as of the 15th day of September, 2017, by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent”), and PNC BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, Lender, Borrower and Parent are parties to that certain Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 11, 2017, by and among Borrower, Parent, and Lender (the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (each such term as defined in the Credit Facility Agreement).

WHEREAS, Borrower has requested, and Lender has agreed, pursuant to the terms hereof, to modify certain terms of the Credit Facility Agreement as set forth in this First Amendment.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this First Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                                          Recitals.  The Recitals are hereby incorporated into this First Amendment as a substantive part hereof.

Section 2.                                          Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.                                          Amendments to Credit Facility Agreement.  The Credit Facility Agreement is hereby amended as follows:

(a)                                 The Warehousing Note referenced in Section 1.3 and attached to the Credit Facility Agreement as Exhibit A, is hereby replaced with the Sixth Amended and Restated Warehousing Note attached to this First Amendment as Exhibit A.

(b)                                 Section 3.4 of the Credit Facility Agreement is hereby amended and restated as follows:

“3.4                         Facility Fee

Borrower shall pay to Lender an annual facility fee in an amount equal to two-tenths of one percent (.2%) of the Standard Warehousing Credit Limit (the “Facility Fee”), to be paid quarterly in arrears, commencing on the first Business

Day of each Calendar Quarter following the Closing Date during the term of this Agreement. In addition to the foregoing, Borrower shall pay to Lender an annual facility fee in an amount equal to two-tenths of one percent (.2%) of the amount for which the Standard Warehousing Credit Limit is temporarily increased pursuant to the terms of the second paragraph of Section 3.13 hereof (the “Temporary Facility Fee”), with such Temporary Facility Fee to be paid in arrears and calculated on a pro rata basis based on the number of calendar days such temporary increase of the Warehousing Credit Limit remains in effect.

In the event Borrower exercises its right under the first paragraph of Section 3.13 hereof and seeks an incremental increase of the Standard Warehousing Credit Limit up to the Maximum Warehousing Credit Limit, contemporaneously with Borrower’s request for a Warehousing Advance relating to such incremental increase, Borrower shall pay to Lender an additional facility fee in the amount of $10,000 for each Minimum Incremental Amount. For example, if the Standard Warehousing Credit Limit were increased by Two Hundred Million Dollars ($200,000,000), the additional facility fee shall be $20,000.  Said fee shall be due and payable in connection with each increase of the Standard Warehousing Credit Limit under the first paragraph of Section 3.13.”

(c)                                  Section 3.13 of the Credit Facility Agreement is hereby amended and restated as follows:

“3.13  Increases to Standard Warehousing Credit Limit

Borrower shall have the right, upon no less than five days prior written notice to Lender, during the term of this Agreement, to request one or more incremental increases to the Standard Warehousing Credit Limit, in amounts of One Hundred Million Dollars ($100,000,000.00) each (each is herein a “Minimum Incremental Amount”), up to the Maximum Warehousing Credit Limit.  Borrower’s notice shall indicate (i) the amount of the incremental increase of the Standard Warehousing Credit Limit and (ii) the effective date for the increase of the Standard Warehousing Credit Limit.  Any incremental increase shall be made at the discretion of Lender, provided that Lender’s consent to such incremental increase shall not be unreasonably withheld.  Provided such incremental increase is approved by Lender, said incremental increase of the Standard Warehousing Credit Limit shall remain in effect for a period of forty five (45) days following such effective date.

Notwithstanding anything in this Credit Facility Agreement to the contrary, commencing on September 15th, 2017 and continuing for a period of sixty (60) days (or if in advance of the calendar year end, the applicable Federal Agency has instructed Borrower to delay or defer delivery of the Pledged Loan(s) or Pledged Security(ies) relating to the Warehousing Advances made under such increased Warehousing Credit Limit to such date that is more than sixty (60) days after such Warehousing Advance, to a later date but not to exceed February 28th of the following calendar year), the Warehousing Credit Limit shall be temporarily increased to Two Billion Five Hundred Sixty Six Million Dollars ($2,566,000,000).”

(d)                                 The following defined term set forth in Section 13.1 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

‘“Warehousing Credit Limit” means either the Standard Warehousing Credit Limit or the Maximum Warehousing Credit Limit, as applicable, subject however, to a temporary increase to Two Billion Five Hundred Sixty Six Million Dollars ($2,566,000,000) in accordance with the terms of the second paragraph of Section 3.13 hereof.’

Section 4.                                          Ratification, No Novation, Effect of Modifications.  Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect.  Nothing in this First Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.                                          Amendments.  This First Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.                                          Waiver.  The Lenders shall not be deemed to have waived the exercise of any right which they hold under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by any Lender in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by any Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by any Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this First Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.                                          Governing Law.  This First Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.                                          Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.                                          Severability.  No determination by any court, governmental body or otherwise that any provision of this First Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.                                   Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of Borrower, Parent, Lender, and their respective permitted successors and assigns.

Section 11.                                   Counterparts.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this First Amendment under their respective seals as of the day and year first written above.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President, Chief Financial Officer & Treasurer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President, Chief Financial Officer & Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ John Harvey
Name: John Harvey
Title: Vice President

Signature Page - First Amendment to Amended and Restated Warehousing Credit and Security Agreement

EXHIBIT A

SIXTH AMENDED AND RESTATED WAREHOUSING NOTE

$2,566,000,000.00	September 15, 2017

WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”) previously delivered to PNC Bank, National Association (together with its successors and assigns, “Lender”), that certain Fifth Amended and Restated Warehousing Note, dated September 11, 2017, in the principal amount of Eight Hundred Million Dollars ($800,000,000.00) (the “Original Note”).  The Original Note evidences a line of credit and is the Warehousing Note referred to in that certain Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 11, 2017, by and between the Borrower and Lender, as amended from time to time (the “Agreement”).  Borrower, Lender and Walker & Dunlop, Inc., a Maryland corporation are contemporaneously herewith amending the Original Credit Facility Agreement, pursuant to that certain First Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, of even date herewith (the “Credit Facility Agreement”), and in connection therewith, Borrower and Lender desire to amend and restate the Original Note in its entirety as follows:

FOR VALUE RECEIVED, Borrower promises to pay to the order of PNC Bank, National Association, a national banking association (together with its successors and assigns, “Lender”) in accordance with the provisions of the Agreement (as hereafter defined), at the offices of Lender located at One PNC Plaza, Pennsylvania 15222, or at such other place as Lender may designate from time to time (i) the principal sum of Two Billion Five Hundred Sixty Six Million Dollars ($2,566,000,000.00) or so much thereof as may be outstanding under the Agreement, (ii) interest on that amount from the date of each Warehousing Advance from Lender until repaid in full, and (iii) all other fees, charges and other Obligations due to Lender under the Agreement, at the rates, at the times, and in the manner set forth in the Agreement.  All payments under this Note and the Agreement must be made in lawful money of the United States and in immediately available funds.

This Sixth Amended and Restated Warehousing Note (this “Note”) replaces the Original Note in its entirety, and evidences a line of credit and is the Warehousing Note referred to in the Agreement.  Reference is made to the Agreement (which is incorporated by reference as fully and with the same effect as if set forth at length in this Note) for a description of the Collateral and a statement of (a) the covenants and agreements made by Borrower, (b) the rights and remedies granted to Lender, and (c) the other matters governed by the Agreement.  Capitalized terms not otherwise defined in this Note have the meanings set forth in the Agreement.

In addition to principal, interest, fees and other charges payable by Borrower under this Note and the Agreement, Borrower must pay in accordance with the terms of Section 12.4(a) of the Agreement, all out-of-pocket costs and expenses of Lender, including reasonable fees, expenses and disbursements of counsel, in connection with the enforcement and collection of this Note.

Borrower waives demand, notice, protest and presentment in connection with collection of amounts outstanding under this Note.

This Note is governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of laws, as an instrument under seal.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Sixth Amended and Restated Note to be duly executed as of the date set forth above as a sealed instrument.

WALKER & DUNLOP, LLC,
a Delaware limited liability company

By:
Name:
Title: